EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                       State/Country
Company Name                                                           of Incorporation
------------                                                           ----------------

Knight-Ridder, Inc.                                                    Florida
     Aberdeen News Company                                             Delaware
     Bay Area Media, Inc.                                              Delaware
     The Beacon Journal Publishing Company                             Ohio
     The Bradenton Herald, Inc.                                        Florida
     Circom Corporation                                                Pennsylvania
     Contra Costa Newspapers, Inc.                                     California
     Cypress Media, Inc.                                               New York
        Cypress Media, LLC (1)                                         Delaware
             Mail Advertising Corporation of Abilene                   Texas
             Belleville News-Democrat                                    *
             Kansas City Star                                            *
             Wilkes-Barre Times Leader                                   *
             Quad County Publishing, Inc. (1)                          Illinois
                Star-Telegram Operating, Ltd. (1)                      Texas (partnership)
                   Ft. Worth Star-Telegram                               *
     Detroit Free Press, Incorporated                                  Michigan
        Detroit Newspaper Agency                                       Michigan (partnership)
     Grand Forks Herald, Incorporated                                  Delaware
     Gulf Publishing Company, Inc.                                     Mississippi
     The Hills Newspapers, Inc.                                        California
     KR Net Ventures, Inc.                                             Delaware
     KR Newsprint Company                                              Florida
     KRI Properties, Inc.                                              Florida
     KR Publication Services, Inc.                                     Delaware
     KR Video, Inc.                                                    Delaware
     Keynoter Publishing Company, Inc.                                 Florida
     Knight News Services, Inc.                                        Michigan
         Knight-Ridder Tribune Information Services                    District of Columbia (partnership)
     The Knight Publishing Co.                                         Delaware
     KnightRidder.com, Inc.                                            Delaware
     Knight-Ridder Financial/Japan, Inc.                               Delaware
     Knight-Ridder International, Inc.                                 Delaware
         KR U.S.A., Inc.                                               Delaware
     Knight-Ridder Investment Company                                  Delaware
         Seattle Times Company - 49% Interest                          Delaware
     Knight-Ridder Leasing Company                                     Florida

(1)  Star-Telegram Operating, Ltd. is owned 90% by Quad County Publishing, Inc.
     and 10% by Cypress Media, LLC
* indicates that the company name listed is a division, not a legal entity.

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                         SUBSIDIARIES OF THE REGISTRANT
                                  (Continued)
                                                                                State/Country
Company Name                                                                    of Incorporation
------------                                                                    ----------------

     Knight-Ridder Newspaper Sales, Inc.                                        New York
     Knight-Ridder Shared Services, Inc.                                        Florida
         Knight-Ridder Resources, Inc.                                          Florida
     Knight Ridder Ventures, LLC                                                Delaware (LLC)
     Lexington Herald-Leader Co.(2)                                             Kentucky
         Lexington Press Inc. (2)                                               Kentucky
         LEXHL Ltd. Partnership (2)                                             Kentucky (partnership)
     MHPC International, Inc.                                                   Florida
     The Macon Telegraph Publishing Company                                     Georgia
     MediaStream, Inc.                                                          Delaware
     The Miami Herald Publishing Company                                        *
     Monterey Newspapers, Inc.                                                  Colorado
         The Monterey County Herald                                             *
         San Luis Obispo Tribune                                                *
     News Publishing Company                                                    Indiana
         Fort Wayne Newspapers, Inc.                                            Indiana
         Fort Wayne Newspapers Agency                                           Indiana (partnership)
     Nittany Printing and Publishing Company                                    Pennsylvania
     Northwest Publications, Inc.                                               Delaware
         Duluth News-Tribune & Herald                                           *
         Saint Paul Pioneer Press                                               *
     The Observer Transportation Company                                        North Carolina
     Philadelphia Media Corporation                                             Pennsylvania
     Philadelphia Newspapers, Inc.                                              Pennsylvania
         Consumer and Community Publishing, Inc.                                Delaware
         ITHR, Inc.                                                             Delaware
         Marketplace Advertising, Inc.                                          Pennsylvania
         Philly Tech                                                            Pennsylvania
         Promedia Publishing Company                                            Pennsylvania
     The Professional Exchange LLC (80%)                                        Delaware
     Philadelphia Online, Inc.                                                  Delaware
     The R.W. Page Corporation                                                  Georgia
     Ridder Publications, Inc.                                                  Delaware
         KR Land Holding Corporation                                            Delaware
     San Jose Mercury News, Inc.                                                California
         Silicon Valley D.A.T.A, Inc.                                           California
     The State-Record Company, Inc.                                             Delaware
     Sun Publishing Company, Inc.                                               South Carolina
     Tallahassee Democrat, Inc.                                                 Florida
     Tribune Newsprint Company                                                  Utah
     Twin Cities Newspaper Services, Inc.                                       Minnesota
     Warner Robins Shopper, Inc. f/k/a Newberry Publishing Company, Inc.        South Carolina
     The Warner Robins Daily Sun f/k/a Drinnon, Inc.                            Georgia
     Wichita Eagle and Beacon Publishing Company, Inc.                          Kansas

(2)LEXHL Ltd. Partnership is owned 99% by Lexington Herald-Leader Co. and 1% by Lexington Press, Inc.
*  indicates that the company name listed is a division, not a legal entity.